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As Filed with the Securities and Exchange Commission on November 7, 2017.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONEMAIN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-3379612 (I.R.S. Employer Identification No.)

601 N.W. Second Street
Evansville, Indiana 47708
(812) 424-8031
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

SPRINGLEAF FINANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana (State or Other Jurisdiction of Incorporation or Organization)	35-0416090 (I.R.S. Employer Identification No.)

601 N.W. Second Street
Evansville, Indiana 47708
(812) 424-8031
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Jack R. Erkilla
Senior Vice President, Deputy General Counsel and Secretary
601 N.W. Second Street
Evansville, IN 47708
(812) 424-8031
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gregory A. Fernicola, Esq.
Joseph A. Coco, Esq.
Michael J. Schwartz, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by the Registrant.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

               If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

OneMain Holdings, Inc.

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Depositary Shares(4)

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

Springleaf Finance Corporation

Debt Securities

Guarantees(5)

Total

(1)
Omitted pursuant to Form S-3 General Instruction II.E.

(2)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate offering price and number or amount of each identified class of the identified securities of the registrant is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(4)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event OneMain Holdings, Inc. or selling stockholders elect to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(5)
If Springleaf Finance Corporation issues debt securities, OneMain Holdings, Inc. may be a guarantor thereof and if OneMain Holdings, Inc. issues debt securities, Springleaf Finance Corporation may be a guarantor thereof. In either case, no separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

PROSPECTUS

ONEMAIN HOLDINGS, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
(and guarantees thereof)
WARRANTS
STOCK PURCHASE CONTRACTS
AND
STOCK PURCHASE UNITS

SPRINGLEAF FINANCE CORPORATION

DEBT SECURITIES
(and guarantees thereof)

          OneMain Holdings, Inc. ("OMH") may offer, issue and sell from time to time, together or separately:

  •
  shares of its common stock;

  •
  shares of its preferred stock, which it may issue in one or more series;

  •
  depositary shares representing shares of its preferred stock;

  •
  debt securities, which may be senior, subordinated or junior subordinated debt securities;

  •
  warrants to purchase debt or equity securities;

  •
  stock purchase contracts to purchase shares of its common stock; and

  •
  stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase its common stock or other securities under the stock purchase contracts.

          Springleaf Finance Corporation ("SFC") may guarantee the principal of, and premium (if any) and interest on, any such debt securities. SFC may, from time to time, offer and sell debt securities, which may be senior, subordinated or junior subordinated debt securities, and OMH may guarantee the principal of, and premium (if any) and interest on, such debt securities. In this prospectus, we refer to the debt securities and the guarantees thereof, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of OMH and the debt securities of SFC and the guarantees thereof registered hereunder collectively as the "securities."

          We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

          THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

          We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

          Our common stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "OMF." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

          INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISK FACTORS" ON PAGE 8.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 7, 2017.

 TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
OUR COMPANY	6
RISK FACTORS	8
USE OF PROCEEDS	9
RATIO OF EARNINGS TO FIXED CHARGES	9
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF CAPITAL STOCK	23
DESCRIPTION OF DEPOSITARY SHARES	32
DESCRIPTION OF WARRANTS	34
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	35
SELLING STOCKHOLDERS	36
PLAN OF DISTRIBUTION	37
LEGAL MATTERS	41
EXPERTS	41
INDEX TO FINANCIAL STATEMENTS	F-1

        Unless otherwise stated or the context otherwise requires, references in this prospectus to (i) "OMH" refer to OneMain Holdings Inc. and references to "OneMain," "the Company," "we," "our," and "us" refer to OneMain Holdings, Inc. collectively with its subsidiaries, whether directly or indirectly owned, including SFC and (ii) "SFC" refer to Springleaf Finance Corporation, and unless the context otherwise requires, its consolidated subsidiaries.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "Commission" or "SEC") using a "shelf" registration process. Under this shelf process, we or the selling stockholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.

        This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus contains summary descriptions of the securities that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        OMH files annual, quarterly and current reports and proxy statements and other information with the Commission and SFC currently files annual, quarterly and current reports and other information with the Commission. Our filings can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available on the Internet at the Commission's website at http://www.sec.gov. OMH's common stock is listed on the NYSE under the trading symbol "OMF." Our reports, proxy statements and other information can also be read at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

        We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the Commission's Public Reference Room, as well as through the Commission's website.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" into this prospectus information that each of OMH and SFC file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that OMH and SFC have already filed with the Commission (other than any portion of such filings that are furnished, rather than filed, under the Commission's applicable rules):

  •
  Annual Report of OMH on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;

  •
  Quarterly Reports of OMH on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 5, 2017, August 4, 2017 and November 7, 2017, respectively;

  •
  Current Reports of OMH on Form 8-K, filed with the SEC on May 15, 2017, May 25, 2017 and May 30, 2017, and Form 8-K/A filed on January 29, 2016 (solely with respect to Exhibit 99.2 therein and Exhibit 99.2 in OMH's Current Report on Form 8-K filed with the SEC on April 27, 2015 incorporated by reference therein);

  •
  Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 13, 2017, incorporated by reference in the Annual Report of OMH on Form 10-K for the year ended December 31, 2016;

  •
  The description of OMH's common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013;

  •
  Annual Report of SFC on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;

  •
  Quarterly Reports of SFC on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 5, 2017, August 4, 2017 and November 7, 2017, respectively; and

  •
  Current Reports of SFC on Form 8-K, filed with the SEC on May 15, 2017 and May 30, 2017.

        Whenever after the date of this prospectus OMH or SFC files reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to OneMain Holdings, Inc., 601 N.W. Second Street, Evansville, Indiana 47708 (telephone number (812) 424-8031).

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," "target," "projects," "contemplates" or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. As set forth more fully under "Part I, Item 1A. Risk Factors" in OMH's most recent Annual Report on Form 10-K and SFC's most recent Annual Report on Form 10-K, which are incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

  •
  the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition (as defined below) and risks and other uncertainties associated with the integration of the companies;

  •
  unanticipated expenditures relating to the OneMain Acquisition;

  •
  any litigation, fines or penalties that could arise relating to the OneMain Acquisition;

  •
  the impact of the OneMain Acquisition on our relationships with employees and third parties;

  •
  various risks relating to our continued compliance with the settlement agreement with the U.S. Department of Justice entered into in connection with the OneMain Acquisition;

  •
  any inability to repay or default in the repayment of intercompany indebtedness owed to SFC or OMH by our subsidiaries or affiliates or owed by SFC or OMH to our subsidiaries or affiliates;

  •
  any inability to perform or default in the performance of any contractual obligations, including intercompany indebtedness, that currently exist or may in the future exist between SFC and OMH or between SFC or OMH, on the one hand, and any of our subsidiaries or affiliates, on the other hand;

  •
  changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment;

  •
  levels of unemployment and personal bankruptcies;

  •
  natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities;

  •
  war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, cyber-attacks or other security breaches, or other events disrupting business or commerce;

  •
  changes in the rate at which we can collect or potentially sell our finance receivables portfolio;

  •
  the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay;

  •
  changes in our ability to attract and retain employees or key executives to support our businesses;

  •
  changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, our ability to make technological improvements, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources;

  •
  risks related to the acquisition or sale of assets or businesses or the formation, termination or operation of joint ventures or other strategic alliances or arrangements, including loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers;

  •
  the inability to successfully and timely expand our centralized loan servicing capabilities through the integration of the SFC and OMFH (as defined below) servicing facilities;

  •
  risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves;

  •
  the inability to successfully implement our growth strategy for our consumer lending business as well as various risks associated with successfully acquiring portfolios of consumer loans, pursuing acquisitions, and/or establishing joint ventures;

  •
  declines in collateral values or increases in actual or projected delinquencies or net charge-offs;

  •
  changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations;

  •
  potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions;

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  the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation;

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  the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith;

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  our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements;

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  our ability to comply with our debt covenants;

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  our ability to generate sufficient cash to service all of our indebtedness;

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  any material impairment or write-down of the value of our assets;

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  the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital;

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  our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings;

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  the impacts of our securitizations and borrowings;

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  our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;

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  changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices;

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  changes in accounting principles and policies or changes in accounting estimates;

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  effects of the contemplated acquisition of Fortress by an affiliate of SoftBank Group Corp.;

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  any failure or inability to achieve the performance requirements related to a loan portfolio initially acquired through a joint venture (the "SpringCastle Portfolio") set forth in the purchase agreement, dated March 31, 2016, entered into in connection with the sale of our 47% equity interest in the SpringCastle Portfolio; and

  •
  the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans, including the environmental liability and costs for damage caused by hazardous waste if a real estate loan goes into default.

        The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

 OUR COMPANY

        We are a leading consumer finance company providing responsible loan products to customers through our branch network and the Internet. We have over a 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allow us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, a strong balance sheet, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.

        We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry. Our business model revolves around an effective origination, underwriting, and servicing process that leverages each branch office's local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer's household budget, and his or her willingness and capacity to repay the loan.

        In connection with our personal loan business, our insurance subsidiaries offer our customers credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans. As of September 30, 2017, we had $14.4 billion of personal loans due from approximately 2.3 million customer accounts.

        We also pursue strategic acquisitions and dispositions of assets and businesses, including loan portfolios and other financial assets, as well as fee-based opportunities in servicing loans for others in connection with potential strategic portfolio acquisitions through our centralized operations. We service the SpringCastle Portfolio, in which we sold our 47% ownership on March 31, 2016.

        In November 2010, an affiliate of Fortress Investment Group LLC ("Fortress") indirectly acquired (the "Fortress Acquisition") an 80% economic interest in Springleaf Finance, Inc. ("SFI"), a financial services holding company, from an affiliate of American International Group, Inc. ("AIG"). Following the Fortress Acquisition, AIG indirectly retained a 20% economic interest in SFI. All of the common stock of SFC is owned by SFI. Following a restructuring completed in connection with the initial public offering of OMH, all of the common stock of SFI is owned by OMH.

        SFC was incorporated in Indiana in 1927 as successor to a business started in 1920. SFI was incorporated in Indiana in 1974. OMH was incorporated in Delaware in 2013. In October 2013, OMH completed an initial public offering of its common stock. On November 15, 2015, OMH acquired all of the outstanding equity interests of OneMain Financial Holdings, LLC (formerly OneMain Financial Holdings, Inc.) ("OMFH") for approximately $4.5 billion in cash (the "OneMain Acquisition"). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly owned, indirect subsidiary of OMH.

        As of September 30, 2017, Springleaf Financial Holdings, LLC (the "Initial Stockholder") owns approximately 57% of OMH's common stock. The Initial Stockholder is owned primarily by a private equity fund managed by an affiliate of Fortress, a leading global investment manager that offers alternative and traditional investment products, and AIG Capital Corporation, a subsidiary of AIG. As of September 30, 2017, the economic interests of Fortress and AIG are approximately 54% and 3%, respectively.

General

        OMH's common stock is traded on the NYSE under the symbol "OMF."

        OMH is incorporated in Delaware and SFC is incorporated in Indiana. Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708. Our telephone number is (812) 424-8031. Our Internet address is www.onemainfinancial.com. This is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

 RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading "Risk Factors" in OMH's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and SFC's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See "Incorporation of Certain Documents By Reference" and "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.

        Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth OMH's ratio of earnings to fixed charges for each of the periods indicated:

(dollars in millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015		Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Earnings:
Income (loss) before provision for (benefit from) income taxes	$244	$356	$(226)		$861	$157	$(299)
Interest expense	612	856	715		734	920	1,075
Implicit interest in rents	20	28	13		10	10	12

Total earnings	$876	$1,240	$502		$1,605	$1,087	$788

Fixed charges:
Interest expense	$612	$856	$715		$734	$920	$1,075
Implicit interest in rents	20	28	13		10	10	12

Total fixed charges	$632	$884	$728		$744	$930	$1,087

Ratio of earnings to fixed charges	1.39	1.40		*	2.16	1.17		*

*
Earnings did not cover total fixed charges by $226 million in 2015 and $299 million in 2012.

        The following table sets forth SFC's ratio of earnings to fixed charges for each of the periods indicated:

(dollars in millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013		Year Ended December 31, 2012
Earnings:
Income (loss) before provision for (benefit from) income taxes	$124	$346	$159	$678	$(125)		$(301)
Interest expense	389	556	667	683	843		1,068
Implicit interest in rents	7	10	9	10	9		12

Total earnings	$520	$912	$835	$1,371	$727		$779

Fixed charges:
Interest expense	$389	$556	$667	$683	$843		$1,068
Implicit interest in rents	7	10	9	10	9		12

Total fixed charges	$396	$566	$676	$693	$852		$1,080

Ratio of earnings to fixed charges	1.31	1.61	1.24	1.98		*		*

*
Earnings did not cover total fixed charges by $125 million in 2013 and $301 million in 2012.

 DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. Unless otherwise specified in an accompanying prospectus supplement, SFC's debt securities will be issued in one or more series under an indenture between SFC, OMH and Wilmington Trust, National Association, as trustee, dated as of December 3, 2014 (the "SFC Indenture"), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and OMH's debt securities will be issued in one or more series under the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part (the "OMH Indenture," and together with the SFC Indenture, the "indentures"). See "Where You Can Find More Information" for information on how to obtain copies of them. The indentures will be qualified under the Trust Indenture Act of 1939 (the "TIA"). The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the indenture or form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

        Please note that, in this section titled "Description of Debt Securities," references to "we," "our" and "us" refer either to OMH or SFC, as the issuer, as applicable, of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise.

        We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  whether the issuer of the debt securities is OMH or SFC;

  •
  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  whether the debt securities will be senior, subordinated or junior subordinated;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  the maturity date(s) or method for determining same;

  •
  the interest rate(s) or the method for determining same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

  •
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date on which the securities are dated if other than the date of original issuance;

  •
  amount of discount or premium, if any, at which such debt securities will be issued;

  •
  whether the indenture will contain any additional covenants, or eliminate or change any covenants described herein, that apply to the debt securities;

  •
  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer can select the payment currency;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

        The debt securities issued by OMH may be guaranteed by certain subsidiaries of OMH, including SFC. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by SFC will be fully and unconditionally guaranteed by OMH. These guarantees will be joint and several obligations of the guarantor(s). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Certain Covenants

        Unless provided otherwise in the applicable prospectus supplement, each indenture provides for the following covenants for the benefit of the holders of all series of debt securities issued thereunder:

SEC Reports and Reports to Holders

        The issuer, pursuant to Section 314(a) of the TIA, will be required to file with the trustee within fifteen days after the issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The issuer, pursuant to Section 314(a) of the TIA, will also be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the issuer with the conditions and covenants provided for in the applicable indenture as may be required from time to time by such rules and regulations. In addition, the issuer, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the debt securities within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.

        The issuer has also agreed to notify the trustee when and as the notes become admitted to trading on any national securities exchange.

Restrictions on Liens

(a)
The issuer will not at any time, directly or indirectly, create, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of its or upon any income or profit therefrom, without making effective provision, and the issuer covenants that in any such case the issuer will make or cause to be made effective provision, whereby the debt securities shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured.

(b)
Nothing in this covenant shall be construed to prevent the issuer or any Subsidiary from creating, assuming or suffering to exist, and the issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the debt securities as hereinabove provided, any Mortgage of the following character:

(1)
any Mortgage on any properties or assets of the issuer or any Subsidiary existing on the issue date;

(2)
any Mortgage on any properties or assets of the issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets, as applicable;

(3)
any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the issuer or to a Wholly-owned Subsidiary;

(4)
any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(5)
any purchase money Mortgage on property, real or personal, acquired or constructed by the issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

  (6)
  refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, re-funded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

  (7)
  deposits, liens or pledges to enable the issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the issuer or any Subsidiary is a party, or to secure public or statutory obligations of the issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

  (8)
  mechanics', workmen's, repairmen's, materialmen's, or carriers' liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

  (9)
  liens arising out of judgments or awards against the issuer or any Subsidiary with respect to which the issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such Subsidiary is a party;

  (10)
  liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the issuer or of the Subsidiary owning the same;

  (11)
  other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

  (12)
  any Mortgage created by the issuer or any Subsidiary in connection with a transaction intended by the issuer or such Subsidiary to be one or more sales of properties or assets of the issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

(c)
If at any time the issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the issuer shall promptly deliver to the trustee (1) an officers' certificate stating that the covenant contained in subsection (a) of this covenant has been complied with; and (2) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the issuer in the performance of such covenant comply with the requirements of such covenant.

(d)
In the event that the issuer shall hereafter secure the debt securities equally and ratably with (or prior to) any other obligation or Indebtedness pursuant to the provisions of this covenant, the trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the trustee to enforce effectively the rights of the holders of the debt securities so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Merger and Consolidation

        Unless provided otherwise in the applicable prospectus supplement, the issuer may consolidate with, merge with or into, or sell or convey all or substantially all of the issuer's assets to, any other corporation or entity if:

  (a)
  (i) in the case of a merger, the issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the issuer's assets shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants under the applicable indenture and the debt securities to be performed or observed by the issuer by a supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such entity; and

  (b)
  the issuer or such successor entity, as the case maybe, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not expressly permitted by the provisions of the applicable indenture or shall have secured the debt securities thereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted.

Modification and Waiver

        Unless provided otherwise in the applicable prospectus supplement, each indenture, the debt securities and the debt security guarantees may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:

  •
  change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any outstanding debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;

  •
  reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Original Issue Discount Security or that would be provable in bankruptcy;

  •
  adversely affect any right of repayment at the option of the holder of any debt security;

  •
  change the places or currency of payment of the principal of, or any premium or interest on, any debt security;

  •
  impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any debt security on or after the date the payment is due;

  •
  voluntarily release a guarantor of the debt securities other than in accordance with the indenture;

  •
  reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:

  (a)
  modify or amend the applicable indenture with respect to that series, waive any past default or compliance with certain restrictive provisions, or

  (b)
  constitute a quorum or take action at a meeting; or

  •
  otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:

  (a)
  increase the percentage of outstanding debt securities necessary to modify or amend the indenture or to give the waiver, or

  (b)
  provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the issuer's obligation to comply with certain restrictive provisions applicable to the series.

        The indenture, the debt securities and the debt security guarantees may be modified or amended without the consent of any holder of outstanding debt securities for any of the following purposes:

  •
  to evidence that another entity is the issuer's or a guarantor's successor, as applicable, and has assumed the issuer's or guarantors obligations with respect to the debt securities;

  •
  to add to the issuer's or a guarantor's covenants, as applicable, for the benefit of the holders of all or any series of debt securities or to surrender any of the issuer's or guarantor's rights or powers under the applicable indenture;

  •
  to add any Events of Default to all or any series of debt securities;

  •
  to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any debt securities, to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in any such case the interests of the holders of debt securities are not adversely affected in any material respect;

  •
  to add to, change or eliminate any provision of the applicable indenture in respect of one or more series of debt securities, so long as either

  (a)
  there is no outstanding debt security of any series entitled to the benefit of the provision; or

  (b)
  the amendment does not apply to any then outstanding debt security;

  •
  to provide any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities when such release, termination or discharge is permitted by the indentures;

  •
  establish the form or terms of the debt securities of any series;

  •
  to provide for the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions to facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  •
  to provide for the discharge of the applicable indenture with respect to the debt securities of any series by the deposit in trust of money and/or Government Obligations;

  •
  to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance of the debt securities; or

  •
  to cure any ambiguity, defect, mistake or inconsistency in the applicable indenture, debt security or debt security guarantee or to make any other provisions with respect to matters or questions arising under the applicable indenture, debt security or debt security guarantee so long as the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Satisfaction and Discharge

        Unless provided otherwise in the applicable prospectus supplement, each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

  (a)
  either

  (1)
  all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the issuer, have been delivered to the t cancellation; or

  (2)
  all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (b)
  the issuer has paid or caused to be paid all sums payable by it under the indenture; and

  (c)
  in the event of a deposit as provided in clause (i)(b) above, the issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

        In addition, the issuer must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants

        The issuer at any time may terminate all its obligations under the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities of the applicable series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. This is known as "Legal Defeasance." The issuer at any time may terminate its obligations under the covenants described under "—Limitations on Liens" above and the operation of clause (4) described under "—Events of Default, Notice and Waiver" below. This is known as "Covenant Defeasance."

        The issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the issuer exercises its Legal Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its Covenant Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default specified in clause (4) described under "—Events of Default, Notice and Waiver" below.

        In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the "Defeasance Trust") with the Trustee money or Government Obligations for the payment of principal and interest (if any) on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the applicable series of debt securities will mature or be redeemed within 30 days) delivering to the trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Events of Default, Notice and Waiver

        Unless provided otherwise in the applicable prospectus supplement, if an Event of Default with respect to a series of debt securities occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to a series of debt securities have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind the acceleration and its consequences.

        The holders of a majority in aggregate principal amount of debt securities of an affected series may waive any past Default with respect to such series of debt securities, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any debt security; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of an affected series.

        "Event of Default," when used in each indenture with respect to any series of debt securities, means any of the following events:

  (a)
  a default in the payment of any interest payable in respect of any debt security, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

  (b)
  a default in the payment of the principal of and any premium on any debt security when it becomes due and payable at its maturity;

  (c)
  a default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;

  (d)
  a default by the issuer in the performance or breach of any covenant or warranty under the Indentures, and the continuance of such default or breach for a period of 90 days; and

  (e)
  certain events in bankruptcy, insolvency or reorganization of the issuer.

        A Default under clause (4) is not an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series notify the issuer in writing of the Default, and the issuer does not cure the Default within the time specified in such clause after receipt of such notice.

        When a Default under clause (4) is cured or remedied within the specified period, it ceases to exist. If an Event of Default (other than an Event of Default with respect to the issuer specified in clause (5) above) occurs and is continuing, the Trustee, by written notice to the issuer, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series, by written notice to the issuer and the Trustee, may declare all unpaid principal of and accrued interest on the debt securities of the affected series then outstanding to be due and payable (the "Default Amount"). Upon a declaration of acceleration, such amount shall be due and payable immediately.

        If an Event of Default with respect to the issuer specified in clause (5) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

        Under certain circumstances, the holders of a majority in aggregate principal amount of the debt securities of the affected series then outstanding may rescind an acceleration with respect to the debt securities of the affected series and its consequences.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the applicable indenture or the debt securities of the affected series unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding debt securities of the affected series have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of the affected series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

        The indenture will provide that, if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The issuer is also required to deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute a Default.

Certain Definitions

        Unless provided otherwise in the applicable prospectus supplement, as used in the indentures and this prospectus, the following definitions apply:

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Government Obligations," means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

        "Indebtedness" means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.

        "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Stated Maturity," when used with respect to any debt security or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such debt security or such installment of principal or premium or interest is due and payable.

        "Subsidiary," when used with respect to any Person, shall mean (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Wholly-owned," when used with reference to a Subsidiary of a Person, shall mean a Subsidiary of which all of the outstanding capital stock (except directors' qualifying shares) is owned by such Person and/or one or more of such Person's wholly-owned Subsidiaries.

Global Securities

        Unless the issuer informs you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. With respect to any debt securities held in book-entry form through a depositary, the depositary or its nominee will be the sole registered and legal owner of those debt securities, and references in this prospectus to any "securityholder" or "holder" of those debt securities means only the depositary or its nominee.

Regarding the Trustee

        The Trustee for each indenture is Wilmington Trust, National Association. The Trustee is permitted to engage in other transactions with the issuer and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder, member or limited partner of the issuer or its parent companies shall have any liability for any of its obligations under the debt securities or the applicable indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.

Governing Law

        The indenture, the debt securities and any guarantees thereunder shall be construed in accordance with and governed by the laws of the State of New York.

 DESCRIPTION OF CAPITAL STOCK

        The following descriptions are summaries of the material terms of OMH's amended and restated certificate of incorporation and amended and restated bylaws. These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this "Description of the Capital Stock" to the "Company," "we," "us" and "our" are to OMH.

        Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any "stockholder" or "holder" of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.

Authorized Capital Stock

        Our authorized capital stock consists of:

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  2,000,000,000 shares of common stock, par value $0.01 per share; and

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  300,000,000 shares of preferred stock, par value $0.01 per share.

        As of November 3, 2017, 135,306,282 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.

        The following is a description of the material terms of our restated certificate of incorporation and amended and restated bylaws. We refer you to our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC.

Common Stock

        Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.

        Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.

Preferred Stock

        Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

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  restricting dividends in respect of our common stock;

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  diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

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  impairing the liquidation rights of our common stock; or

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  delaying or preventing a change of control of us.

Regulations Concerning Change of Control

        Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Indiana and Texas) have laws or regulations which require regulatory approval for the acquisition of "control" of regulated entities. Under some state laws or regulations applicable to licensing, there exists a presumption of "control" when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under the insurance statutes of both Indiana and Texas). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that "control" has not been acquired.

Stockholders Agreement

General

        Our stockholders agreement, dated October 15, 2013, by and between OMH and the Initial Stockholder (the "Stockholders Agreement") provides certain rights to Fortress, with respect to the designation of directors for nomination and election to our board of directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholder and Fortress and its affiliates and permitted transferees.

        Our Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our restated certificate of incorporation or amended and restated bylaws in effect as of the date of the Stockholders Agreement that would add restrictions to the transferability of our shares by the Initial Stockholder or its permitted transferees which are beyond those provided for in our restated certificate of incorporation, amended and restated bylaws, the Stockholders Agreement or applicable securities laws, or that nullify the rights set out in the

Stockholders Agreement of the Initial Stockholder or its permitted transferees unless such amendment is approved by Fortress.

Designation and Election of Directors

        Our Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we, the Initial Stockholder and Fortress and certain of their affiliates and permitted transferees shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by Fortress or its affiliates or permitted transferees, and, with respect to us, including in the slate of nominees recommended by the board those individuals designated by Fortress) so as to elect to the board, and to cause to continue in office, not more than five directors (or such other number as Fortress may agree in writing), of whom, at any given time:

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  a number of directors equal to a majority of the board of directors, plus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, at least 30% of our voting power;

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  a number equal to a majority of the board of directors, minus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 30% but at least 20% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;

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  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress's proportional representation on the board of directors shall be individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 20% but at least 10% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate two directors; and

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  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress's proportional representation on the board of directors shall be an individual designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 10% but at least 5% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate one director.

Indemnification

        Under the Stockholders Agreement we are required to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

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  the ownership or the operation of our assets or properties, and the operation or conduct of our business; and

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  any other activities we engage in.

        In addition, we are required to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to misstatements in or omissions from any registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholder for use in the preparation of that registration statement or report.

Registration Rights

        Demand Rights.    Under our Stockholders Agreement, the Initial Stockholder has, for so long as the Initial Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock equal to or greater than 1% of our shares of common stock issued and outstanding (a "Registrable Amount"), "demand" registration rights that allow the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will also not be required to effect any demand registration within one month of a "firm commitment" underwritten offering to which the requestor held "piggyback" rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.

        Piggyback Rights.    For so long as the Initial Stockholder beneficially owns, together with Fortress and its affiliates and permitted transferees, an amount of our common stock equal to or greater than 1% of our common stock issued and outstanding, the Initial Stockholder (and Fortress and its affiliates and permitted transferees) will also have "piggyback" registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These "piggyback" registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

        Shelf Registration.    Under our Stockholders Agreement, we granted the Initial Stockholder or any of its respective permitted transferees, for so long as the Initial Stockholder, together with Fortress and its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, may elect to participate in such shelf registrations within five days after notice of the registration is given.

        Indemnification; Expenses; Lock-ups.    Under our Stockholders Agreement, we agreed to indemnify the applicable selling stockholders and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling stockholder's misstatement or omission, and the applicable selling stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. Under the Stockholders Agreement we agreed to enter into, and to cause our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees.

        Observer Rights.    Under our Stockholders Agreement, we granted the Initial Stockholder the right to designate up to two nonvoting representatives to attend meetings of our board and committees of the board.

Anti-Takeover Effects of Delaware Law, OMH's Restated Certificate of Incorporation and Amended and Restated Bylaws

        The following is a summary of certain provisions of our restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

        We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

        Our restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), an anti-takeover law, will not apply to us; however, our restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

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  prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Our restated certificate of incorporation provides that Fortress and certain of its affiliates, and any group as to which such persons are a party or any transferee of any such person or group of persons, will not constitute "interested stockholders" for purposes of this provision.

Other Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our restated certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2020, 2018, and 2019, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as Fortress and certain of its affiliates and permitted transferees beneficially own, directly or indirectly, at least 30% of our issued and outstanding common stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder), directors may be removed with or without cause with the affirmative vote of a majority of the voting interest of stockholders entitled to vote. Pursuant to our restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See "—Preferred Stock."

Ability of our Stockholders to Act

        Our restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders meetings; provided, however, that for so long as Fortress and certain of its affiliates and permitted transferees beneficially own at least 20% of our issued and outstanding common stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder), any stockholders that collectively beneficially own at least 20% of our issued and outstanding common stock may call special meetings of our stockholders. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

        Under our restated certificate of incorporation and amended and restated bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as Fortress and certain of its affiliates and permitted transferees beneficially own, directly or indirectly, at least 20% of our issued and outstanding common stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder). After Fortress and certain of its affiliates and permitted transferees, beneficially own, directly or indirectly, less than 20% of our issued and outstanding stock (including Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder), only action by unanimous written consent of our stockholders can be taken without a meeting.

        Our amended and restated bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Forum Selection Clause

        Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our restated certificate of incorporation provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our restated certificate of incorporation further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.

Limitations on Liability and Indemnification of Directors and Officers

        Our restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for the following (to the extent such exemption is not permitted under the DGCL, as amended from time to time):

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  any breach of the director's duty of loyalty to us or our stockholders;

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  intentional misconduct or a knowing violation of law;

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  liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

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  any transaction from which the director derives an improper personal benefit.

        Our restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and officers and carry directors' and officers' insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        We have entered into separate indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders' ability to collect monetary damages from our directors and executive officers.

Corporate Opportunity

        Under our restated certificate of incorporation, to the extent permitted by law:

  •
  Fortress and AIG and their respective affiliates, including the Initial Stockholder, have the right to and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

  •
  if Fortress or AIG or their respective affiliates, including the Initial Stockholder, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

  •
  we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

in the event that any of our directors and officers who is also a director, officer, or employee of any of Fortress or AIG or their respective affiliates, including the Initial Stockholder, acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person's capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person's fiduciary duty and is not liable to us if any of Fortress or AIG or their respective affiliates, including the Initial Stockholder, pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent

        The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NYSE under the symbol "OMF".

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock. References in this "Description of Depositary Shares" to the "Company," "we," "us" and "our" are to OMH.

        While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

        Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

        A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

        Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

        If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

        We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  All outstanding depositary shares to which it relates have been redeemed or converted.

  •
  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

        There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. References in this "Description of the Warrants" to the "Company," "we," "us" and "our" are to OMH.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time; and

  •
  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part. References in this "Description of Stock Purchase Contracts and Stock Purchase Units" to the "Company," "we," "us" and "our" are to OMH.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

 SELLING STOCKHOLDERS

        Information about selling stockholders (which may include the Initial Stockholder), when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

 PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        In addition to selling its common stock under this prospectus, a selling stockholder may:

  •
  transfer its common stock in other ways not involving a market maker or established trading markets, including directly by gift, distribution, or other transfer;

  •
  sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirement of Rule 144 or Rule 145; or

  •
  sell its common stock by any other legally available means.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, certain legal matters will be passed upon for SFC by Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of SFC.

EXPERTS

        The OMH financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to OMH's Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The SFC financial statements incorporated in this prospectus by reference to SFC's Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The OMFH consolidated and combined financial statements as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been so incorporated in this prospectus by reference to OMH's Current Report on Form 8-K/A filed with the SEC on January 29, 2016 (which incorporates by reference Exhibit 99.2 in OMH's Current Report on Form 8-K filed with the SEC on April 27, 2015) in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference and upon the authority of said firm as experts in auditing and accounting.

 INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF OMH AND ITS SUBSIDIARIES	F-2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF SFC AND ITS SUBSIDIARIES	F-7

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF
OMH AND ITS SUBSIDIARIES

        The following unaudited pro forma condensed consolidated statement of operations information (the "Pro Forma Financial Information") is based on the previously reported consolidated financial statement of operations of OMH. The Pro Forma Financial Information has been prepared to illustrate the effects of the SpringCastle Interests Sale and the Lendmark Sale (as defined in Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of OMH and its subsidiaries).

        Assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Information are described in the accompanying notes. The historical consolidated statement of operations has been adjusted in the unaudited Pro Forma Financial Information to give effect to pro forma events that are: (1) directly attributable to the SpringCastle Interests Sale and the Lendmark Sale, (2) factually supportable; and (3) expected to have a continuing impact on the consolidated results of OMH following the SpringCastle Interests Sale and the Lendmark Sale. The unaudited Pro Forma Financial Information has been presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the SpringCastle Interests Sale and the Lendmark Sale occurred as of January 1, 2016. Further, the unaudited pro forma condensed consolidated financial information does not purport to project the future operating results or financial position of the consolidated company following the SpringCastle Interests Sale and the Lendmark Sale.

        See Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of OMH and its subsidiaries herein for a description of the SpringCastle Interests Sale and the Lendmark Sale. In the opinion of management, all adjustments necessary to reflect the effects of the SpringCastle Interests Sale and the Lendmark Sale described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of OMH and its subsidiaries have been included and are based upon available information and assumptions that we believe are reasonable.

        The unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with OMH's Annual Report on Form 10-K for the year ended December 31, 2016 filed February 21, 2017 and incorporated into this prospectus by reference.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

        The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, presents the historical income statements of OMH assuming the SpringCastle Interests Sale and the Lendmark Sale had been consummated as of January 1, 2016.

(Dollars in millions, except per share amounts)	As reported A	SpringCastle Interests Sale B		Lendmark Sale K		Pro forma
Interest income	$3,110	$(100)	C	$(56)	L	$2,954
Interest expense	856	(20)	D	—		836

Net interest income	2,254	(80)		(56)		2,118
Provision for finance receivable losses	932	(14)	E	—		918

Net interest income after provision for finance receivable losses	1,322	(66)		(56)		1,200

Other revenues:
Insurance	449	—		—		449
Investment	86	—		—		86
Net loss on repurchases and repayments of debt	(17)	—		—		(17)
Net gain on sale of SpringCastle Interests	167	(167)	F	—		—
Net gain (loss) on sales of personal and real estate loans and related trust assets	18	—		(22)	M	(4)
Other	70	11	G	—		81

Total other revenues	773	(156)		(22)		595

Other expenses:
Operating expenses:
Salaries and benefits	788	—		(10)	N	778
Acquisition-related transaction and integration expenses	108	—		—		108
Other operating expenses	676	(2)	H	(10)	O	664
Insurance policy benefits and claims	167	—		—		167

Total other expenses	1,739	(2)		(20)		1,717

Income before provision for income taxes	356	(220)		(58)		78
Provision for income taxes	113	(71)	I	(21)	P	21

Net income	243	(149)		(37)		57
Net income attributable to non-controlling interests	28	(28)	J	—		—

Net income attributable to OneMain Holdings, Inc.	$215	$(121)		$(37)		$57

Share data:
Weighted average number of shares outstanding:
Basic	134,718,588					134,718,588
Diluted	135,135,860					135,135,860
Earnings per share:
Basic	$1.60					$0.42
Diluted	$1.59					$0.42

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1—Description of SpringCastle Interests Sale

        On March 31, 2016, Springleaf Finance, Inc. ("SFI"), a wholly owned subsidiary of OMH, SpringCastle Holdings, LLC ("SpringCastle Holdings"), an indirect wholly owned subsidiary of OMH, and Springleaf Acquisition Corporation, an indirect wholly owned subsidiary of OMH ("Springleaf Acquisition" and together with SpringCastle Holdings, the "Sellers"), entered into a Purchase Agreement (the "Purchase Agreement") with NRZ Consumer LLC ("NRZ Consumer"), NRZ SC America LLC ("NRZ SC America"), NRZ SC Credit Limited ("NRZ SC Credit"), NRZ SC Finance I LLC ("NRZ SC Finance I"), NRZ SC Finance II LLC ("NRZ SC Finance II"), NRZ SC Finance III LLC ("NRZ SC Finance III"), NRZ SC Finance IV LLC ("NRZ SC Finance IV"), NRZ SC Finance V LLC ("NRZ SC Finance V" and together with NRZ Consumer, NRZ SC America, NRZ SC Credit, NRZ SC Finance I, NRZ SC Finance II, NRZ SC Finance III and NRZ SC Finance IV, collectively, the "NRZ Buyers"), BTO Willow Holdings II, L.P. ("BTO Willow") and Blackstone Family Tactical Opportunities Investment Partnership—NQ—ESC L.P. ("BFTOIP" and together with BTO Willow, the "Blackstone Buyers," and the Blackstone Buyers together with the NRZ Buyers, collectively, the "Buyers"), and solely with respect to Section 11(a) and Section 11(g), NRZ SC America Trust 2015-1, NRZ SC Credit Trust 2015-1, NRZ SC Finance Trust 2015-1, and BTO Willow Holdings, L.P. Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC, and Springleaf Acquisition sold its 47% limited liability company interest in SpringCastle Acquisition LLC (collectively, the "SpringCastle Interests"), to Buyers for an aggregate purchase price of $111,625,000 (the "SpringCastle Interests Sale").

        In connection with the SpringCastle Interests Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 (the "Holdback") to be paid into an escrow account within 120 days following March 31, 2016. Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five-year period. The Sellers will account for the Holdback amount as a contingent gain; therefore, the Sellers have not recognized an amount for this contingent payment upon consummation of the closing of the SpringCastle Interests Sale.

Note 2—Description of Lendmark Sale

        On May 2, 2016, OMH and certain of its subsidiaries (collectively, the "Branch Sellers") completed the following previously announced transactions with Lendmark: (i) sale of 127 branches (the "Branches") together with certain loans issued to the Branch customers, the fixed non-information technology assets located at any such Branch and certain other Branch assets, and (ii) assumption of certain Branch liabilities (including the Branch Sellers' obligations under certain Branch store leases) ((i) and (ii) collectively, the "Lendmark Sale"). The Branches are located in the states of Arizona, California, Colorado, Idaho, North Carolina, Ohio, Pennsylvania, Texas, Virginia, Washington and West Virginia.

        The purchase price for the Branch Sales was $624 million and was equal to the sum of (i) the aggregate unpaid balance as of the cutoff date, March 31, 2016, of the purchased loans multiplied by 103%, plus (ii) for each interest-bearing purchased loan, an amount equal to all unpaid interest that has accrued on the unpaid balance at the applicable note rate from the most recent interest payment date through the cutoff date, plus (iii) the sum of all prepaid charges and fees and security deposits of the Branch Sellers to the extent arising under the purchased contracts as reflected on the books and records of the Branch Sellers as of closing.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (Continued)

Note 3—Basis of Pro Forma Presentation

        The unaudited pro forma condensed consolidated statement of operations is included for the year ended December 31, 2016. The Pro Forma Financial Information is based upon OMH's previously reported consolidated statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2016, previously filed with the SEC and incorporated by reference into this prospectus. The pro forma adjustments are based upon currently available information, and assumptions and estimates that management believes to be reasonable. The adoption of new or changes to existing accounting principles generally accepted in the United States of America subsequent to the unaudited pro forma condensed consolidated statement of operations date may result in changes to the presentation of the preliminary unaudited Pro Forma Financial Information.

Note 4—Pro Forma Adjustments

        The following pro forma adjustments are included in the Pro Forma Financial Information:

  (A)
  Reflects OMH's previously reported consolidated statement of operations included in OMH's Annual Report on Form 10-K for the year ended December 31, 2016.

  (B)
  Represents the elimination of financial results and impact on the statement of operations relating to the SpringCastle Interests Sale, as if it had occurred as of January 1, 2016.

  (C)
  Represents the elimination of interest income attributable to the SpringCastle Interests operations.

  (D)
  Represents the elimination of interest expense related to the SpringCastle Interests operations that is being deconsolidated.

  (E)
  Represents the elimination of provision for finance receivable losses related to the SpringCastle Interests.

  (F)
  Represents the elimination of net gain on sale of SpringCastle Interests.

  (G)
  Represents previously eliminated intercompany servicing revenues of $11 million that would have been recognized by OMH if the SpringCastle Interests Sale had occurred as of January 1, 2016.

  (H)
  Represents the elimination of operating expenses attributable to the SpringCastle Interests.

  (I)
  Represents the elimination of income tax expense attributable to the SpringCastle Interests. The tax effect is calculated based on the Company's combined federal and state statutory rate of 37%.

  (J)
  Represents the elimination of net income attributable to non-controlling interest related to the SpringCastle Interests.

  (K)
  Represents the elimination of financial results and impact on the statement of operations relating to the Lendmark Sale, as if it had occurred as of January 1, 2016.

  (L)
  Represents the elimination of interest income attributable to the operations of the Branches.

  (M)
  Represents the elimination of net gain on sale of personal loans of the Branches.

  (N)
  Represents the elimination of operating expenses related to salaries and benefits associated with employees located at the Branches.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (Continued)

Note 4—Pro Forma Adjustments (Continued)

  (O)
  Represents the elimination of other operating expenses related to direct costs of the Branches.

  (P)
  Represents the elimination of income tax expense attributable to the operations of the Branches. The tax effect is calculated based on the Company's combined federal and state statutory rate of 37%.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF SFC AND ITS SUBSIDIARIES

        The following unaudited pro forma condensed consolidated statement of operations information (the "Pro Forma Financial Information") is based on the previously reported consolidated financial statement of operations of SFC. The Pro Forma Financial Information has been prepared to illustrate the effects of the SpringCastle Interests Sale and the Lendmark Sale (as defined in Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of SFC and its subsidiaries).

        Assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Information are described in the accompanying notes. The historical consolidated statement of operations has been adjusted in the unaudited Pro Forma Financial Information to give effect to pro forma events that are: (1) directly attributable to the SpringCastle Interests Sale and the Lendmark Sale, (2) factually supportable; and (3) expected to have a continuing impact on the consolidated results of SFC following the SpringCastle Interests Sale and the Lendmark Sale. The unaudited Pro Forma Financial Information has been presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the SpringCastle Interests Sale and the Lendmark Sale occurred as of January 1, 2016. Further, the unaudited pro forma condensed consolidated financial information does not purport to project the future operating results or financial position of the consolidated company following the SpringCastle Interests Sale and the Lendmark Sale.

        See Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of SFC and its subsidiaries herein for a description of the SpringCastle Interests Sale and the Lendmark Sale. In the opinion of management, all adjustments necessary to reflect the effects of the SpringCastle Interests Sale and the Lendmark Sale described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of SFC and its subsidiaries have been included and are based upon available information and assumptions that we believe are reasonable.

        The unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with SFC's Annual Report on Form 10-K for the year ended December 31, 2016 filed February 21, 2017 and incorporated into this prospectus by reference.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

        The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, presents the historical income statements of SFC assuming the SpringCastle Interests Sale and the Lendmark Sale had been consummated as of January 1, 2016.

(Dollars in millions)	As reported A	SpringCastle Interests Sale B		Lendmark Sale J		Pro forma
Interest income	$1,350	$(100)	C	$(56)	K	$1,194
Interest expense	556	(20)	D	—		536

Net interest income	794	(80)		(56)		658
Provision for finance receivable losses	329	(14)	E	—		315

Net interest income after provision for finance receivable losses	465	(66)		(56)		343

Other revenues:
Insurance	160	—		—		160
Investment	31	—		—		31
Interest income on notes receivable from parent and affiliates	214	—		—		214
Net loss on repurchases and repayments of debt	(17)	—		—		(17)
Net gain on sale of SpringCastle Interests	167	(167)	F	—		—
Net gain (loss) on sales of personal and real estate loans and related trust assets	18	—		(22)	L	(4)
Other	1	—		—		1

Total other revenues	574	(167)		(22)		385

Other expenses:
Operating expenses:
Salaries and benefits	347	—		(10)	M	337
Other operating expenses	291	(13)	G	(10)	N	268
Insurance policy benefits and claims	55	—		—		55

Total other expenses	693	(13)		(20)		660

Income before provision for income taxes	346	(220)		(58)		68
Provision for income taxes	113	(71)	H	(21)	O	21

Net income	233	(149)		(37)		47
Net income attributable to non-controlling interests	28	(28)	I	—		—

Net income attributable to Springleaf Finance Corporation	$205	$(121)		$(37)		$47

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1—Description of SpringCastle Interests Sale

        On March 31, 2016, Springleaf Finance, Inc. ("SFI"), a wholly owned subsidiary of SFC, SpringCastle Holdings, LLC ("SpringCastle Holdings"), an indirect wholly owned subsidiary of SFC, and Springleaf Acquisition Corporation, an indirect wholly owned subsidiary of SFC ("Springleaf Acquisition" and together with SpringCastle Holdings, the "Sellers"), entered into a Purchase Agreement (the "Purchase Agreement") with NRZ Consumer LLC ("NRZ Consumer"), NRZ SC America LLC ("NRZ SC America"), NRZ SC Credit Limited ("NRZ SC Credit"), NRZ SC Finance I LLC ("NRZ SC Finance I"), NRZ SC Finance II LLC ("NRZ SC Finance II"), NRZ SC Finance III LLC ("NRZ SC Finance III"), NRZ SC Finance IV LLC ("NRZ SC Finance IV"), NRZ SC Finance V LLC ("NRZ SC Finance V" and together with NRZ Consumer, NRZ SC America, NRZ SC Credit, NRZ SC Finance I, NRZ SC Finance II, NRZ SC Finance III and NRZ SC Finance IV, collectively, the "NRZ Buyers"), BTO Willow Holdings II, L.P. ("BTO Willow") and Blackstone Family Tactical Opportunities Investment Partnership—NQ—ESC L.P. ("BFTOIP" and together with BTO Willow, the "Blackstone Buyers," and the Blackstone Buyers together with the NRZ Buyers, collectively, the "Buyers"), and solely with respect to Section 11(a) and Section 11(g), NRZ SC America Trust 2015-1, NRZ SC Credit Trust 2015-1, NRZ SC Finance Trust 2015-1, and BTO Willow Holdings, L.P. Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC, and Springleaf Acquisition sold its 47% limited liability company interest in SpringCastle Acquisition LLC (collectively, the "SpringCastle Interests"), to Buyers for an aggregate purchase price of $111,625,000 (the "SpringCastle Interests Sale").

        In connection with the SpringCastle Interests Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 (the "Holdback") to be paid into an escrow account within 120 days following March 31, 2016. Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five-year period. The Sellers will account for the Holdback amount as a contingent gain; therefore, the Sellers have not recognized an amount for this contingent payment upon consummation of the closing of the SpringCastle Interests Sale.

Note 2—Description of Lendmark Sale

        On May 2, 2016, SFC and certain of its subsidiaries (collectively, the "Branch Sellers") completed the following previously announced transactions with Lendmark: (i) sale of 127 branches (the "Branches") together with certain loans issued to the Branch customers, the fixed non-information technology assets located at any such Branch and certain other Branch assets, and (ii) assumption of certain Branch liabilities (including the Branch Sellers' obligations under certain Branch store leases) ((i) and (ii) collectively, the "Lendmark Sale"). The Branches are located in the states of Arizona, California, Colorado, Idaho, North Carolina, Ohio, Pennsylvania, Texas, Virginia, Washington and West Virginia.

        The purchase price for the Branch Sales was $624 million and was equal to the sum of (i) the aggregate unpaid balance as of the cutoff date, March 31, 2016, of the purchased loans multiplied by 103%, plus (ii) for each interest-bearing purchased loan, an amount equal to all unpaid interest that has accrued on the unpaid balance at the applicable note rate from the most recent interest payment date through the cutoff date, plus (iii) the sum of all prepaid charges and fees and security deposits of the Branch Sellers to the extent arising under the purchased contracts as reflected on the books and records of the Branch Sellers as of closing.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (Continued)

Note 3—Basis of Pro Forma Presentation

        The unaudited pro forma condensed consolidated statement of operations is included for the year ended December 31, 2016. The Pro Forma Financial Information is based upon SFC's previously reported consolidated statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2016, previously filed with the SEC and incorporated by reference into this prospectus. The pro forma adjustments are based upon currently available information, and assumptions and estimates that management believes to be reasonable. The adoption of new or changes to existing accounting principles generally accepted in the United States of America subsequent to the unaudited pro forma condensed consolidated statement of operations date may result in changes to the presentation of the preliminary unaudited Pro Forma Financial Information.

Note 4—Pro Forma Adjustments

        The following pro forma adjustments are included in the Pro Forma Financial Information:

  (A)
  Reflects SFC's previously reported consolidated statement of operations included in SFC's Annual Report on Form 10-K for the year ended December 31, 2016.

  (B)
  Represents the elimination of financial results and impact on the statement of operations relating to the SpringCastle Interests Sale, as if it had occurred as of January 1, 2016.

  (C)
  Represents the elimination of interest income attributable to the SpringCastle Interests operations.

  (D)
  Represents the elimination of interest expense related to the SpringCastle Interests operations that is being deconsolidated.

  (E)
  Represents the elimination of provision for finance receivable losses related to the SpringCastle Interests.

  (F)
  Represents the elimination of net gain on sale of SpringCastle Interests.

  (G)
  Represents the elimination of operating expenses attributable to the SpringCastle Interests.

  (H)
  Represents the elimination of income tax expense attributable to the SpringCastle Interests. The tax effect is calculated based on the Company's combined federal and state statutory rate of 37%.

  (I)
  Represents the elimination of net income attributable to non-controlling interest related to the SpringCastle Interests.

  (J)
  Represents the elimination of financial results and impact on the statement of operations relating to the Lendmark Sale, as if it had occurred as of January 1, 2016.

  (K)
  Represents the elimination of interest income attributable to the operations of the Branches.

  (L)
  Represents the elimination of net gain on sale of personal loans of the Branches.

  (M)
  Represents the elimination of operating expenses related to salaries and benefits associated with employees located at the Branches.

  (N)
  Represents the elimination of other operating expenses related to direct costs of the Branches.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (Continued)

Note 4—Pro Forma Adjustments (Continued)

  (O)
  Represents the elimination of income tax expense attributable to the operations of the Branches. The tax effect is calculated based on the Company's combined federal and state statutory rate of 37%.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses relating to the registration of the securities will be borne by the Registrants. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$—	*
Trustee Fees and Expenses	—
Printing and Engraving Fees and Expenses	—
Accounting Fees and Expenses	—
Legal Fees	—

Total	$—	**

*
To be deferred pursuant to Rule 456(b) of the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

OMH

        Section 102 of the DGCL, as amended, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

        OMH's certificate of incorporation provides that its directors shall not be personally liable to it and its stockholders for monetary damages for breach of certain fiduciary duties as a director, except for liability to the extent such director has committed any breach of the director's duty of loyalty to it or its stockholders; intentional misconduct or a knowing violation of law; liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or any transaction from which the director derives an improper personal benefit.

        OMH's restated certificate of incorporation and amended and restated bylaws provide that it must indemnify its directors and officers to the fullest extent permitted by law. OMH is also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) to its directors and officers and carry directors' and officers' insurance providing indemnification for our directors and officers for some liabilities. OMH believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        In addition, OMH has entered into separate indemnification agreements with certain of its directors and executive officers, which are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require OMH, among other things, to indemnify its directors and officers against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan.

SFC

        Chapter 37 of the Indiana Business Corporation Law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with the defense of proceedings in which they are made parties, or threatened to be made parties, by reason of such relationship to the corporation, except where they are adjudged liable for specific types of negligence or misconduct in the performance of their duties to the corporation. Chapter 37 also requires every Indiana corporation to indemnify any of its directors and, unless such corporation's articles of incorporation provide otherwise, any of its officers who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by such director or officer in connection with such proceeding.

        Section 8.1 of the Articles of Incorporation of SFC provides that the company shall indemnify any person who is or was a director, officer or employee of SFC to the fullest extent permitted by Indiana law for any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses and shall be entitled to have paid directly by the company the expenses reasonably incurred in defending any such proceeding against such indemnitee. Under Section 8.4 of the Articles of Incorporation of SFC, no claim for indemnification shall be paid by SFC unless the company has determined that the indemnitee has acted in good faith and in a manner indemnitee reasonably believed (i) in the case of a director, to be in the best interests of the company, or (ii) in all other cases, to be not opposed to the best interest of the company; and, with respect to any criminal action or proceeding, if such individual (x) had reasonable cause to believe that his or her conduct was lawful, or (y) had no reasonable cause to believe that his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.    LIST OF EXHIBITS.

        The Exhibits to this registration statement are listed in the Index to Exhibits and are incorporated herein by reference.

ITEM 17.    UNDERTAKINGS.

(a)
Each of the undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  Such undersigned registrant hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)
Each of the undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the provisions described under Item 15 above, or otherwise, such registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 EXHIBIT INDEX

EXHIBIT NO.		EXHIBIT
1.1	*	Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities.
4.1		Form of OMH Debt Securities Indenture (including form of OMH Debt Security).
4.2
Indenture, dated as of December 3, 2014, among Springleaf Finance Corporation, OneMain Holdings, Inc., as guarantor, and Wilmington Trust, National Association, as trustee (including form of SFC Debt Security) (incorporated by reference to Exhibit 4.1 to OMH's Current Report on Form 8-K filed with the Commission on December 3, 2014).
4.2.1
First Supplemental Indenture, dated as of December 3, 2014, by and among Springleaf Finance Corporation, OneMain Holdings, Inc., as guarantor, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to OMH's Current Report on Form 8-K filed with the Commission on December 3, 2014).
4.2.2
Second Supplemental Indenture, dated as of April 11, 2016, by and among Springleaf Finance Corporation, OneMain Holdings, Inc., as guarantor, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to OMH's Current Report on Form 8-K filed with the Commission on April 11, 2016).
4.2.3
Third Supplemental Indenture, dated as of May 15, 2017, by and among Springleaf Finance Corporation, OneMain Holdings, Inc., as guarantor, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to OMH's Current Report on Form 8-K filed with the Commission on May 15, 2017).
4.3	*	Form of Preferred Stock Certificate.
4.4	*	Form of Debt Warrant Agreement.
4.5	*	Form of Debt Warrant Certificate.
4.6	*	Form of Stock Warrant Agreement.
4.7	*	Form of Stock Warrant Certificate.
4.8	*	Form of Deposit Agreement.
4.9	*	Form of Depositary Receipt.
4.10	*	Form of Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units.
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality.
5.2		Opinion of Jack Erkilla, Esq. as to legality.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1		OMH Consent of PricewaterhouseCoopers LLP, independent registered public accountant firm.
23.2		SFC Consent of PricewaterhouseCoopers LLP, independent registered public accountant firm.
23.3		OMFH Consent of KPMG, independent registered public accounting firm.

EXHIBIT NO.	EXHIBIT
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality (included in Exhibit 5.1).
23.5	Consent of Jack Erkilla, Esq. as to legality (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature pages hereto).
25.1	Statement of Eligibility on Form T-1 of the Trustee pursuant to the Trust Indenture Act of 1939, as amended, with respect to Exhibits 4.1 and 4.2.

*
To be filed by amendment hereto or as an exhibit to a Current Report on Form 8-K to be incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on November 7, 2017.

ONEMAIN HOLDINGS, INC.
By:	/s/ Scott T. Parker
	Name:	Scott T. Parker
	Title:	Executive Vice President and Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint each of Jay N. Levine, Scott T. Parker, and John C. Anderson to be their lawful attorneys-in-fact and agents with full and several powers of substitution, in their names, places and steads and on their behalves, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Jay N. Levine Jay N. Levine	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2017
/s/ Scott T. Parker Scott T. Parker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2017
/s/ Michael A. Hedlund Michael A. Hedlund	Senior Vice President and Group Controller (Principal Accounting Officer)	November 7, 2017

NAME	TITLE	DATE

/s/ Wesley R. Edens Wesley R. Edens	Chairman of the Board and Director	November 7, 2017
/s/ Roy A. Guthrie Roy A. Guthrie	Director	November 7, 2017
/s/ Douglas L. Jacobs Douglas L. Jacobs	Director	November 7, 2017
/s/ Anahaita N. Kotval Anahaita N. Kotval	Director	November 7, 2017
/s/ Ronald M. Lott Ronald M. Lott	Director	November 7, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on November 7, 2017.

SPRINGLEAF FINANCE CORPORATION
By:	/s/ Micah R. Conrad
	Name:	Micah R. Conrad
	Title:	Executive Vice President and Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint each of Jay N. Levine, Micah R. Conrad, and John C. Anderson to be their lawful attorneys-in-fact and agents with full and several powers of substitution, in their names, places and steads and on their behalves, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Jay N. Levine Jay N. Levine	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2017
/s/ Micah R. Conrad Micah R. Conrad	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2017
/s/ Michael A. Hedlund Michael A. Hedlund	Senior Vice President and Group Controller (Principal Accounting Officer)	November 7, 2017

NAME	TITLE	DATE

/s/ John C. Anderson John C. Anderson	Executive Vice President, Legal, Compliance and Operational Risk and Director	November 7, 2017
/s/ Scott T. Parker Scott T. Parker	Executive Vice President and Director	November 7, 2017

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
OUR COMPANY
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF OMH AND ITS SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2016
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF SFC AND ITS SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2016
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. LIST OF EXHIBITS.
  ITEM 17. UNDERTAKINGS.
EXHIBIT INDEX
SIGNATURES